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                                                                    EXHIBIT 3.56

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                                     BYLAWS

                                       OF

                             SYNAGRO DIGESTION, INC.

                            A CALIFORNIA CORPORATION


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                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE I  NAME...................................................................5

ARTICLE II  OFFICES...............................................................5
     SECTION 2.01  Principal Office...............................................5
     SECTION 2.02  Other Offices..................................................5

ARTICLE III  DIRECTORS............................................................5
     SECTION 3.01  Powers.........................................................5
     SECTION 3.02  Standard of Care...............................................6
     SECTION 3.03  Exception for Close Corporations...............................6
     SECTION 3.04  Number and Qualifications......................................6
         (a)  Authorized Number...................................................6
         (b)  Selection...........................................................6
     SECTION 3.05  Term of Office of Directors....................................7
     SECTION 3.06  Vacancies......................................................7
         (a)  Events Causing Vacancy..............................................7
         (b)  Resignations........................................................7
         (c)  Filling Vacancies...................................................7
         (d)  No Vacancy on Reduction of Number of Directors......................8
     SECTION 3.07  Removal of Director............................................8
     SECTION 3.08  Place of Meetings; Meetings by Telephone.......................8
     SECTION 3.09  Annual, Regular and Special Meetings...........................8
         (a)  Annual Meeting......................................................8
         (b)  Other Regular Meetings..............................................8
         (c)  Special Meetings....................................................8
     SECTION 3.10  Waivers........................................................9
     SECTION 3.11  Directors Acting by Unanimous Written Consent.................10
     SECTION 3.12  Quorum........................................................10
     SECTION 3.13  Adjournment...................................................10
     SECTION 3.14  Compensation of Directors.....................................10

ARTICLE IV  COMMITTEES...........................................................11
     SECTION 4.01  Committees of the Board.......................................11
     SECTION 4.02  Meetings and Actions of the Committees........................11

ARTICLE V  OFFICERS..............................................................12
     SECTION 5.01  Officers......................................................12
     SECTION 5.02  Election......................................................12
     SECTION 5.03  Subordinate Officers..........................................12
     SECTION 5.04  Removal of Officers...........................................13
     SECTION 5.05  Resignation of Officers.......................................13
     SECTION 5.06  Vacancies In Office...........................................13
     SECTION 5.07  Responsibilities of Officers..................................13

         (a)  Chairman of the Board..............................................13
         (b)  President/Chief Executive Officer..................................14
         (c)  Vice President.....................................................14
         (d)  Secretary..........................................................14
         (e)  Chief Financial Officer............................................15

ARTICLE VI  SHAREHOLDERS.........................................................16
     SECTION 6.01  Place Of Meeting..............................................16
     SECTION 6.02  Annual Meeting................................................16
     SECTION 6.03  Special Meetings..............................................16
     SECTION 6.04  Notice Of Meetings, Reports...................................17
     SECTION 6.05  Validation Of Shareholders' Meetings..........................18
     SECTION 6.06  Shareholders Acting Without a Meeting of Directors............18
     SECTION 6.07  Other Actions Without a Meeting...............................18
     SECTION 6.08  Quorum........................................................19
     SECTION 6.09  Voting Rights/Cumulative Voting...............................20
     SECTION 6.10  Proxies.......................................................21
     SECTION 6.11  Organization..................................................21
     SECTION 6.12  Inspectors of Election........................................21
     SECTION 6.13  Shareholders' Agreements......................................22

ARTICLE VII  CERTIFICATES AND TRANSFER OF SHARES.................................22
     SECTION 7.01  Certificates for Shares.......................................22
     SECTION 7.02  Transfer on the Books.........................................23
     SECTION 7.03  Lost or Destroyed Certificates................................23
     SECTION 7.04  Transfer Agents and Registrars................................23
     SECTION 7.05  Closing Stock Transfer Books - Record Date....................23
     SECTION 7.06  Legend Condition..............................................24
     SECTION 7.07  Close Corporation Certificates................................24

ARTICLE VIII  CORPORATE RECORDS AND REPORTS......................................25
     SECTION 8.01  Records.......................................................25
     SECTION 8.02  Inspection of Books and Records...............................25
     SECTION 8.03  Certificate and Inspection of Bylaws..........................25
     SECTION 8.04  Checks, Drafts, Etc...........................................25
     SECTION 8.05  Contracts, Etc. - How Executed................................25

ARTICLE IX  ANNUAL REPORTS.......................................................26
     SECTION 9.01  Due Date, Contents............................................26
     SECTION 9.02  Waiver........................................................26

ARTICLE X  AMENDMENTS............................................................26
     SECTION 10.01  Amendments by Shareholders...................................26
     SECTION 10.02  Powers of Directors..........................................27
     SECTION 10.03  Record Of Amendments.........................................27

ARTICLE XI  MISCELLANEOUS........................................................27
     SECTION 11.01  References to Code Sections..................................27
     SECTION 11.02  Effect of Shareholders' Agreement............................27
     SECTION 11.03  Representation of Shares in Other Corporations...............28
     SECTION 11.04  Subsidiary Corporations......................................28

ARTICLE XII  INDEMNITY...........................................................28
     SECTION 12.01  Indemnification of Agent.....................................28
         (a)  Definitions........................................................28
         (b)  Lawsuits other than by the Corporation.............................28
         (c)  Lawsuits by or on Behalf of the Corporation........................29
         (d)  Successful Defense by Agent........................................30
         (e)  Approval, When Required............................................30
         (f)  Advancing Expenses.................................................30
         (g)  Other Contractual Rights...........................................31
         (h)  Limitations........................................................31
         (i)  Insurance..........................................................31
         (j)  Fiduciaries of Employee Benefit Plan...............................32
         (k)  Survival of Rights.................................................32
         (l)  Effect of Amendment................................................32
         (m)  Settlement of Claims...............................................32
         (n)  Subrogation........................................................33
         (o)  No Duplication Of Payments.........................................33

                                     BYLAWS

                                       of

                             SYNAGRO DIGESTION, INC.
                            a California corporation

                                    ARTICLE I
                                      NAME

         The name of the Corporation is Synagro Digestion, Inc.

                                   ARTICLE II
                                     OFFICES

                         SECTION 2.01 PRINCIPAL OFFICE

         The principal office for the transaction of the activities and affairs of the Corporation is located at 1800 Bering Drive, Suite 1000, Houston, Texas 77057. The Board of Directors may change the principal office from one location to another. Any change of location of the principal office shall be noted by the Secretary on these Bylaws opposite this section, or this section may be amended to state the new location.

                           SECTION 2.02 OTHER OFFICES

         The Board may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to conduct its activities.

                                   ARTICLE III
                                    DIRECTORS

                              SECTION 3.01 POWERS

         Subject to the provisions of the General Corporation Law of California, effective January 1, 1977 (to which the various Section numbers quoted herein relate) and subject to any limitation in the Articles of Incorporation and the Bylaws relating to action required to be approved by the Shareholders (Section
153) or by the outstanding shares (Section 152), the business and affairs of this Corporation shall be managed by and all corporate powers shall be exercised by or under direction of the Board of Directors.

                         SECTION 3.02 STANDARD OF CARE

         Each Director shall exercise such powers and otherwise perform such duties in good faith, in the manner such Director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances. (Section 309.)

                 SECTION 3.03 EXCEPTION FOR CLOSE CORPORATIONS

         Notwithstanding the provisions of Section 3.01(a) of these Bylaws, in the event that this Corporation shall elect to become a close corporation as defined in Section 158, its Shareholders may enter into a Shareholders' Agreement as provided in Section 300(b). Said agreement may provide for the exercise of corporate powers and the management of the business and affairs of this Corporation by the Shareholders, provided, however, such agreement shall, to the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each Shareholder who is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon Directors as provided in Section 300(d).

                     SECTION 3.04 NUMBER AND QUALIFICATIONS

         (a) Authorized Number. The authorized number of Directors of the Corporation shall be two (2). Directors need not be residents of the State of California. This number may be changed by a duly adopted amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, as provided in Section 212.

         (b) Selection. The board shall be selected as follows:


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              (i) Initial Directors. The initial Board members shall be
appointed by the incorporator(s).

              (ii) Subsequent Directors. At the expiration or earlier termination of the terms of office of the initial Directors, their successors shall be elected at each annual meeting of the Shareholders.

                    SECTION 3.05 TERM OF OFFICE OF DIRECTORS

         The Directors newly appointed or selected in accordance with Section 3.04(b)(ii) shall hold office for a term of one (1) year. Their term of office shall begin immediately after election.

                             SECTION 3.06 VACANCIES

         (a) Events Causing Vacancy. A vacancy or vacancies on the Board of Directors shall exist on the occurrence of the following: (i) the death, removal, suspension or resignation of any Director; or (ii) the declaration by resolution of the Board of a vacancy in the office of a Director who has been declared of unsound mind by an order of court or conviction of a felony, or if the Shareholders shall increase the authorized number of Directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional Director(s) so provided for, or in case the Shareholders fail at any time to elect the full number of authorized Directors.

         (b) Resignations. Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless such notice specifies a later time for the resignation to become effective. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         (c) Filling Vacancies. Any vacancy on the Board shall be filled by vote of the remaining Directors, whether or not less than a quorum or by a sole remaining Director.


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         (d) No Vacancy on Reduction of Number of Directors. No reduction of the authorized number of Directors shall have the effect of removing any Directors before the Director's term of office expires.

                        SECTION 3.07 REMOVAL OF DIRECTOR

         The entire Board of Directors or any individual Director may be removed from office as provided by Sections 302, 303 and 304. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

              SECTION 3.08 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         Meetings of the Board shall be held at the principal office of the Corporation or at such other place as has been designated by the Board. In the absence of any such designation, meetings shall be held at the principal office of the Corporation. Any meeting may be held by conference telephone or similar communications equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at such meeting.

                SECTION 3.09 ANNUAL, REGULAR AND SPECIAL MEETINGS

         (a) Annual Meeting. The Board shall hold an annual meeting of the Board of Directors immediately following the adjournment of the annual meeting of the Shareholders.

         (b) Other Regular Meetings. The Board may hold any number of other regular meetings as may be determined by resolution of the Board of Directors.

         (c) Special Meetings.

              (i) Authority to Call. Special Meetings of the Board for any purpose may be called at any time by the President, the Secretary, or any Director.

              (ii) Notice.


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                  (A) Manner of Giving Notice. Notice of the time and place of special meetings shall be given to each Director by one of the following methods:

                        (1) by personal delivery of written notice;

                        (2) by first-class mail, postage prepaid;

                        (3) by telephone, either directly to the Director or to a person at the Director's office who would reasonably be expected to communicate that notice promptly to the Director; or

                        (4) by telegram, charges prepaid.

         All notices shall be given or sent to the Director's address and/or telephone number as shown on the records of the Corporation.

                  (B) Time Requirements. Notices sent by first-class mail shall be deposited in the United States mail at least four (4) days before the time set for the meeting. Notices given by personal delivery, telephone, or telegraph shall be delivered, telephoned, or given to the telegraph company at least forty-eight (48) hours before the time set for the meeting.

                  (C) Notice Contents. The notice shall state the time of the meeting and the place, if the place is other than the principal office of the Corporation.

                              SECTION 3.10 WAIVERS

         When (i) all of the Directors are present at any regular or special meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or (ii) if a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting which said waiver, consent or approval shall be filed with the corporate records or made a part of the minutes of the meeting, or (iii) if a Director attends a meeting


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without notice but without protesting, prior thereto or at its commencement, the lack of notice to him, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

           SECTION 3.11 DIRECTORS ACTING BY UNANIMOUS WRITTEN CONSENT

         Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

                               SECTION 3.12 QUORUM

         A majority of the number of Directors as fixed by the Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

                            SECTION 3.13 ADJOURNMENT

         Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

                     SECTION 3.14 COMPENSATION OF DIRECTORS

         Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be


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construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                   COMMITTEES

                      SECTION 4.01 COMMITTEES OF THE BOARD

         The Board, by resolution adopted by a majority of the Directors then in office, may create one or more committees, each of two or more Directors, to serve at the pleasure of the Board. Appointments to committees of the Board shall be by a majority vote of the Directors then in office. The Board may appoint one or more Directors as alternate members of any such committee, who may replace an absent member at any meeting. Any such committee, to the extent provided in the resolution of the Board, shall have all of the authority of the Board, except that no committee, regardless of Board resolution, may:

         (a) fill vacancies on the Board or in any committee which has the authority of the Board;

         (b) amend or repeal Bylaws or adopt new Bylaws;

         (c) amend or repeal any resolution of the Board which by its express terms is not so amendable or repealable;

         (d) appoint any other committees of the Board or the members of these committees; or

         (e) engage in any other activity prohibited by a committee of the Board, pursuant to Section 311, as amended.

               SECTION 4.02 MEETINGS AND ACTIONS OF THE COMMITTEES

         Meetings and action of committees of the Board shall be governed by, held and taken in accordance with the provisions of Article III of these Bylaws, concerning meetings and other


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action of the Board, except that the time for regular meetings of such committees and the calling of special meetings thereof may be determined either by resolution of the Board or, if there is no Board resolution, by resolution of the committee Board. Minutes shall be kept of each meeting of any committee of the Board and shall be filed with the corporate records. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws or in the absence of rules adopted by the Board, the committee may adopt such rules.

                                    ARTICLE V
                                    OFFICERS

                              SECTION 5.01 OFFICERS

         The Officers of the Corporation shall include a Chairman of the Board or a President or both, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries and such other Officers as may be appointed in accordance with the provisions of Section 5.03 of this Article. One person may hold two or more offices.

                              SECTION 5.02 ELECTION

         The Officers of the Corporation, except such Officers as may be appointed in accordance with the provisions of Section 5.03 of this Article V shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

                        SECTION 5.03 SUBORDINATE OFFICERS

         The Board of Directors may appoint and may authorize the Chairman of the Board or the President or another Officer to appoint any other Officers that the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

                        SECTION 5.04 REMOVAL OF OFFICERS

         Any Officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be confirmed by the Board of Directors.

                      SECTION 5.05 RESIGNATION OF OFFICERS

         Any Officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                        SECTION 5.06 VACANCIES IN OFFICE

         A vacancy in any office because of death, resignation, removal, disqualification or any other use shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

                    SECTION 5.07 RESPONSIBILITIES OF OFFICERS

         (a) Chairman of the Board. The Chairman of the Board, if there shall be such an Officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall also be the Chief Executive Officer and shall have the powers and duties of the President of the Corporation prescribed by these Bylaws.


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

         (b) President/Chief Executive Officer. Subject to the control and supervision of the Board, the President shall be the Chief Executive Officer and general manager of the Corporation and shall generally supervise, direct and control the activities and affairs and the Officers of the Corporation. The President, in the absence of the Chairman of the Board, or if there be none, shall preside at all meetings of the Board. The President shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

         (c) Vice President. In the absence or disability of the President, the Vice President, if any, in order of their rank, shall perform all of the duties of the President, and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board or the Bylaws.

         (d) Secretary.

              (i) Book of Minutes. The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board may direct, a book of minutes of all meetings and actions of the Board and of committees of the Board. The Secretary shall also keep, or cause to be kept, at the principal office in the State of California, a copy of the Articles of Incorporation and Bylaws, as amended to date.

              (ii) Notices, Seal and Other Duties. The Secretary shall give, or cause to be given, notice of all meetings of the Board and of committees of the Board required by these Bylaws to be given. The Secretary shall keep the seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

              (iii) Share Register. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

         (e) Chief Financial Officer.

              (i) Books of Account. The Chief Financial Officer of the Corporation shall keep or maintain, or cause to be kept or maintained, adequate and correct books and accounts of the properties and transactions of the Corporation, and shall send or cause to be sent to the Directors such financial statements and reports as are required by law or these Bylaws to be given. The books of account shall be open to inspection by any Director at all reasonable times.

              (ii) Deposit and Disbursement of Money and Valuables. The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board, shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President or Chairman of the Board, if any, when requested, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation and shall have other powers and perform such duties as may be prescribed by the Board and the Bylaws.

              (iii) Bond. If required by the Board, the Chief Financial Officer shall give the Corporation a bond in the amount and with the surety or sureties specified by the Board for faithful performance of the duties of the office and for restoration to the Corporation of all its books, papers, vouchers, money and other property of every kind in the possession or under the control of the Chief Financial Officer upon death, resignation, retirement or removal from office.

                                   ARTICLE VI
                                  SHAREHOLDERS

                          SECTION 6.01 PLACE OF MEETING

         Meetings of the Shareholders shall be held at the principal executive office of the Corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

                           SECTION 6.02 ANNUAL MEETING

         The annual meetings of the Shareholders shall be held at the principal executive office of the Corporation, in the State of California, or at such other location as may be designated for that purpose by the Board of Directors, at such time as may be determined by the Board of Directors.

         At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may be properly brought before the meeting.

                          SECTION 6.03 SPECIAL MEETINGS

         Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the Corporation. Except as next provided, notice shall be given as for the annual meeting.

         Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than twenty-five (25) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided in Section 305(c).

                    SECTION 6.04 NOTICE OF MEETINGS, REPORTS

         Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of his neglect or refusal, by any Director or Shareholder.

         Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Section 601 and shall be sent to the Shareholder's address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice, and in the absence thereof, as provided in Section 601.

         Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

         If a Shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal executive office of the Corporation, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

         Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

         When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

                SECTION 6.05 VALIDATION OF SHAREHOLDERS' MEETINGS

         The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes hereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in Section 60.1(e).

         SECTION 6.06 SHAREHOLDERS ACTING WITHOUT A MEETING OF DIRECTORS

         Any action which may be taken at a meeting of the Shareholders may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation, provided further that while ordinarily Directors can only be elected by unanimous written consent under
Section 603(d), as to vacancy created by death, resignation or other causes, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

                  SECTION 6.07 OTHER ACTIONS WITHOUT A MEETING

         Unless otherwise provided in the General Corporation Law or the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holder of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

         Unless the consents of all Shareholders entitled to vote have been solicited in writing:

         (1) Notice of any Shareholder approval pursuant to Sections 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

         (2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

         Any Shareholder giving a written consent, or the Shareholder's proxy holders, or a transferee of the shares of a personal representative of the Shareholder or their respective Proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary.

                               SECTION 6.08 QUORUM

         The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite number of voting shares shall be present. At such adjourned meeting at which the requisite number of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

         If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

                  SECTION 6.09 VOTING RIGHTS/CUMULATIVE VOTING

         Only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

         Provided the candidate's name has been placed in nomination prior to the voting and one (1) or more Shareholders has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.

         The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

         The Board of Directors may fix a time in the future not exceeding sixty
(60) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividend distribution or allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any share on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

                              SECTION 6.10 PROXIES

         Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Sections 604 and 705 and filed with the Secretary of the Corporation.

                            SECTION 6.11 ORGANIZATION

         The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a chairman for such meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

                       SECTION 6.12 INSPECTORS OF ELECTION

         In advance of any meeting of Shareholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any

Shareholder or his proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

                      SECTION 6.13 SHAREHOLDERS' AGREEMENTS

         Notwithstanding the above provisions, in the event this Corporation elects to become a close corporation, an agreement between two (2) or more Shareholders thereof, if in writing and signed by the parties thereof may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or in Sections 706, and may otherwise modify these provisions as to Shareholders' meetings and actions.

                                   ARTICLE VII
                       CERTIFICATES AND TRANSFER OF SHARES

                      SECTION 7.01 CERTIFICATES FOR SHARES

         Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

         Every certificate for shares must be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of its President and the written signature of its Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

                       SECTION 7.02 TRANSFER ON THE BOOKS

         Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                   SECTION 7.03 LOST OR DESTROYED CERTIFICATES

         Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                   SECTION 7.04 TRANSFER AGENTS AND REGISTRARS

         The Board of Directors may appoint one (1) or more transfer agents or transfer clerks, and one (1) or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

             SECTION 7.05 CLOSING STOCK TRANSFER BOOKS - RECORD DATE

         In order that the Corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

         If no record date is fixed:

         (1) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         (2) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

         (3) The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

                          SECTION 7.06 LEGEND CONDITION

         In the event any shares of this Corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

                   SECTION 7.07 CLOSE CORPORATION CERTIFICATES

         All certificates representing shares of this Corporation, in the event it shall elect to become a close corporation, shall contain the legend required by Section 418(c).

                                  ARTICLE VIII
                          CORPORATE RECORDS AND REPORTS

                              SECTION 8.01 RECORDS

         The Corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of California, as fixed by the Board of Directors from time to time.

                  SECTION 8.02 INSPECTION OF BOOKS AND RECORDS

         All books and records provided for in Section 1500 shall be open to inspection by the Directors and Shareholders from time to time and in the manner provided in Sections 1600 through 1602.

                SECTION 8.03 CERTIFICATE AND INSPECTION OF BYLAWS

         The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the Corporation's principal executive office and shall be open to inspection by the Shareholders of the Corporation, at all reasonable times during office hours, as provided in
Section 213 of the Code.

                        SECTION 8.04 CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                   SECTION 8.05 CONTRACTS, ETC. - HOW EXECUTED

         The Board of Directors, except as in the Bylaws otherwise provides, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Section 313 of the Code.

                                   ARTICLE IX
                                 ANNUAL REPORTS

                         SECTION 9.01 DUE DATE, CONTENTS

         The Board of Directors shall cause an annual report or statement to be sent to the Shareholders of this Corporation not later than one hundred twenty
(120) days after the close of the fiscal or calendar year in accordance with the provisions of Sections 1500 and 1501. Such report shall be sent to Shareholders at least fifteen (15) days prior to the annual meeting of Shareholders. Such report shall contain a balance sheet as of the end of the fiscal year, an income statement and a statement of changes in financial position for such fiscal year, accompanied by any report thereon of an independent accountant, or if there is no such report, a certificate of the Chief Financial Officer or President that such statements were prepared without audit from the books and records of the Corporation.

                               SECTION 9.02 WAIVER

         The foregoing requirement of an annual report may be waived by the Board so long as this Corporation shall have less than one hundred (100) Shareholders.

                                    ARTICLE X
                                   AMENDMENTS

                    SECTION 10.01 AMENDMENTS BY SHAREHOLDERS

         New Bylaws may be adopted or these Bylaws may be repealed or amended at their annual meeting, or at any other meeting of the Shareholders called for that purpose, by a vote of

Shareholders entitled to exercise a majority of the voting power of the Corporation, or by written assent of such Shareholders.

                        SECTION 10.02 POWERS OF DIRECTORS

         Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in Section 7.01 of this Article VII, and the limitations of
Section 404(a)(5) and Section 212 the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of Directors.

                       SECTION 10.03 RECORD OF AMENDMENTS

         Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                   ARTICLE XI
                                  MISCELLANEOUS

                    SECTION 11.01 REFERENCES TO CODE SECTIONS

         "Section" references herein refer to the equivalent Sections of the General Corporation Law effective January 1, 1977, as amended.

                 SECTION 11.02 EFFECT OF SHAREHOLDERS' AGREEMENT

         Any Shareholders' Agreement authorized by Section 300(b) shall only be effective to modify the terms of these Bylaws if this Corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Section 202 and shall terminate when this Corporation ceases to be a close corporation. Such an agreement cannot waive or alter Sections 158 (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 (distributions), 111 (merger), 1201(e) (reorganization) or Chapters 15 (Records and

Reports), 16 (Rights of Inspection), 18 (Involuntary Dissolution) or 22 (Crimes and Penalties). Any other provisions of the Code or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

          SECTION 11.03 REPRESENTATION OF SHARES IN OTHER CORPORATIONS

         Except as provided in Section 703, shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

                      SECTION 11.04 SUBSIDIARY CORPORATIONS

         Shares of this Corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined in Section 189
(a) and (b).

                                   ARTICLE XII
                                    INDEMNITY

                     SECTION 12.01 INDEMNIFICATION OF AGENT

         (a) Definitions. For the purposes of this section, "agent" means any person who is or was a director, officer, employee, or other agent of this Corporation or its predecessor, and any person who is or was serving as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of this Corporation or its predecessor; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" include, but are not limited to, attorneys' fees and any expenses of establishing a right to indemnification under this section.

         (b) Lawsuits other than by the Corporation. This Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any (other than an action by or in the right of this Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if the agent acted in good faith and in a manner the agent reasonably believed to be in the best interests of this Corporation. If there are criminal charges, the agent must have had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the agent did not act in good faith and in a manner that the agent reasonably believed to be in the best interests of this Corporation, or that the agent had reasonable cause to believe that his or her conduct was unlawful.

         (c) Lawsuits by or on Behalf of the Corporation. This Corporation shall have the power to indemnify any person who was or is threatened to be made a party by reason of the fact that that person is or was an agent of this Corporation, to any threatened, pending, or completed legal action by or in the right of this Corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of that action, if the agent acted in good faith, in a manner the agent believed to be in the best interests of this Corporation and its Shareholders, and with such care, including reasonable inquiry, as an ordinarily prudent person would use under similar circumstances. However, the Corporation shall not indemnify:

              (i) Any amount paid with respect to a claim, issue, or matter for which the agent has been adjudged liable to this Corporation and its Shareholders in the performance of his or her duty, except for any expenses (exclusive of judgment or settlement amount) specifically authorized by the court in which the proceeding is or was pending, in accordance with statutory requirements;

              (ii) Any amount paid in settling or otherwise disposing of a threatened or pending lawsuit, with or without court approval;

              (iii) Any expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval.

         (d) Successful Defense by Agent. If the agent is successful on the merits, the Corporation shall indemnify the agent for expenses actually and reasonably incurred.

         (e) Approval, When Required. Unless indemnification is mandatory because of the agent's successful defense on the merits, indemnification can be made only as to a specific case, upon a determination that indemnification is proper in the circumstances because the agent has met the applicable standard of conduct, and must be authorized by one of the following: (1) a majority vote of the Board with a quorum consisting of Directors who are not parties to the proceeding; (2) independent legal counsel in a written opinion if a quorum of Directors who are not parties to the proceeding is not available; (3) the affirmative vote of a majority of the outstanding shares entitled to vote and present or represented at a duly held meeting at which a quorum is present or by the written consent of a majority of the outstanding shares entitled to vote (without counting shares owned by the person seeking indemnification as either outstanding or entitled to vote); or (4) the court in which the proceeding is or was pending, upon application by the Corporation, the agent, the agent's attorney, or other person rendering services in connection with the defense, regardless of whether the corporation opposes the application.

         (f) Advancing Expenses. Expenses incurred or to be incurred in defending any proceeding may be advanced by this Corporation before the final disposition of the proceeding, on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance, unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this section.

         (g) Other Contractual Rights. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation. The rights to indemnity under this section shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than Directors and Officers of this Corporation or any subsidiary may be entitled by contract or otherwise.

         (h) Limitations. No indemnification or advance shall be made under this section (except where indemnification is required because of the agent's successful defense on the merits) if it would be inconsistent with (i) a provision of the Articles of Incorporation or Bylaws, a resolution of the Directors or Shareholders, or an agreement in effect at the time the alleged cause of action occurred which prohibits or limits indemnification, or (ii) a condition expressly imposed by a court in approving a settlement.

         (i) Insurance. If the Board of Directors so decides, the Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against that liability.

Notwithstanding the foregoing, if the Corporation owns all or a portion of the shares of the Corporation issuing the policy of insurance, the insuring Corporation and the policy or both shall meet the conditions set forth in
Section 317(i) of the Code.

         (j) Fiduciaries of Employee Benefit Plan. The requirements and limitations imposed by this section do not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Corporation. The Corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of, any such trustee, investment manager, or other fiduciary of any benefit plan for any of the Corporation's Directors, Officers, or employees or those of any of its subsidiary or affiliated Corporations. Furthermore, this section shall not limit any right to indemnification that such a trustee, investment manager, or other fiduciary may have as a contract right enforceable by law.

         (k) Survival of Rights. The rights provided by this section shall continue as to a person who has ceased to be an agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

         (l) Effect of Amendment. Any amendment, repeal, or modification of this section shall not adversely affect an agent's right or protection existing at the time of such amendment, repeal, or modification.

         (m) Settlement of Claims. The Corporation shall not be liable to indemnify any agent under this section for (a) any amounts paid in settlement of an action or claim effected without the Corporation's written consent, for which consent shall not be unreasonably withheld, or (b) any judicial award, if the Corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

         (n) Subrogation. In the event of payment under this section, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure these rights, including the execution of such documents as may be necessary to enable the Corporation effectively to bring suit to enforce such rights.

         (o) No Duplication Of Payments. The Corporation shall not be liable under this section to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, agreement, vote, or otherwise, of the amounts otherwise indemnifiable under this section.

         The Corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as are specified in
Section 317. In any event, the Corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the Corporation would have the power to indemnify such person against the liability insured against.

                           CERTIFICATE OF INCORPORATOR

         I, J. Matthew Wilcox, hereby certify that I am the Incorporator of Synagro Digestion, Inc., a California corporation, and the above Bylaws are the Bylaws of this Corporation as adopted on July 19, 2001.

         Executed on July 19, 2001, at San Bernardino, California.



                                            ------------------------------------
                                            J. Matthew Wilcox, Incorporator

                            CERTIFICATE OF SECRETARY


         I, Alvin L. Thomas, hereby certify that I am the Secretary of Synagro Digestion, Inc., a California corporation, and the above Bylaws are the Bylaws of this Corporation previously adopted on by the Incorporator on July 19, 2001, and ratified by the Board of Directors on July 20, 2001.

         Executed on July 20, 2001, at Houston, Texas.



                                            ------------------------------------
                                            Alvin L. Thomas, Secretary